Exhibit 10.13

AMENDMENT NO. 1

AMENDMENT NO. 1 dated as of November 21, 2025 (this “Amendment”), to the Credit Agreement dated as of February 7, 2025 (the “Credit Agreement”), among MILLROSE PROPERTIES, INC., a Maryland corporation (the “Borrower”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the Lenders and Issuing Banks party thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, pursuant to a Contribution Agreement dated as of July 1, 2025 between the Borrower and MPH Parent, LLC, a Delaware limited liability company (“MPH Parent”), the Borrower contributed 100% of the issued and outstanding membership interests in Millrose Properties Holdings, LLC, a Delaware limited liability company, to MPH Parent;

WHEREAS, SPE became a Guarantor pursuant to the Guaranty Agreement, made as of August 1, 2025, in favor of the Lenders, and, in connection therewith, became a party to the Pledge Agreement dated as of February 7, 2025 (as supplemented by the First Pledge Supplement and the Second Pledge Supplement, the “Pledge Agreement”), among the Borrower, MILLROSE PROPERTIES SPE LLC, a Delaware limited liability company (“SPE”), MPSAB, LLC, a Delaware limited liability company (“MPSAB”), as Pledgors, and the Administrative Agent, pursuant to the Supplement, dated as of August 1, 2025 (the “First Pledge Supplement”);

WHEREAS, MPSAB became a Guarantor pursuant to the Guaranty Agreement, made as of November 21, 2025, in favor of the Lenders, and, in connection therewith, became a party to the Pledge Agreement pursuant to the Supplement, dated as of November 21, 2025 (such Supplement, together with the First Pledge Supplement, the “Pledge Supplements”);

WHEREAS, pursuant to Section 9.2(e) of the Credit Agreement, without the consent of any Lender or Issuing Bank, the Loan Parties and the Administrative Agent may enter into any amendment, modification, supplement or waiver of any Loan Document to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Creditors; and

WHEREAS, the Borrower has requested, and the Administrative Agent has agreed, to make the following amendments to the Credit Agreement as authorized by Section 9.2(e) of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.
Amendments to Credit Agreement. Subject to the occurrence of the Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as set forth in this Section 1:
(a)
Section 1.1 of the Credit Agreement is hereby amended to include the following definitions in appropriate alphabetical order:

“Initial Non-Lennar Intercompany Note” means that certain Promissory Note, dated March 27, 2025, made by MPH Parent and each of the PropertyCo LLCs party thereto payable to the Borrower, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including the joinder after the date thereof of additional PropertyCo LLCs.

“Initial Note Purchase Agreement” means (i) that certain Note Purchase Agreement, executed on July 31, 2025 but dated and made effective as of March 27, 2025, among Millrose Properties Holdings, as an Issuer and Issuer Representative (each as defined therein) and each of the PropertyCo LLCs party thereto each as an Issuer, and the Borrower, as the Initial Noteholder (as defined therein) and (ii) each Note Document (as defined therein), in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“MPH Parent” means MPH Parent, LLC, a Delaware limited liability company and wholly-owned direct or indirect Subsidiary of the Borrower.

(b)
The definitions of Millrose Properties Holdings” and “Other Intercompany Notes” in Section 1.1 of the Credit Agreement are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underline text (indicated textually in the same manner as the following example: double-underlined text) as follows:

“Closing Date Intercompany Note” means (i) that certain Amended and Restated Promissory Note, dated February ~~6~~10, 2025, made by Millrose Properties Holdings and each of the PropertyCo LLCs ~~listed on Schedule 1 hereto~~party thereto payable to the Borrower, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including the joinder after the ~~Closing Date~~date thereof of additional PropertyCo LLCs (the “Initial Closing Date Intercompany Note”) and (ii) any similar intercompany promissory notes made by any one or more Taxable REIT Subsidiaries payable to the ~~Debtor~~Borrower that are pledged to the Administrative Agent pursuant to the Pledge Agreement related to Properties subject to Program Agreements with Lennar. For the avoidance of doubt, any Closing Date Intercompany Note shall be deemed to not be a Mortgage Loan Made.

“Millrose Properties Holdings” means Millrose Properties Holdings, LLC, a Delaware limited liability company and wholly-owned direct or indirect Subsidiary of the Borrower.

“Other Intercompany Notes” means (x) any intercompany promissory notes that are (i) similar to the Initial Closing Date Intercompany Note or the Initial Non-Lennar Intercompany Note, (ii) ~~are~~ made by any one or more Taxable REIT Subsidiaries payable to the Borrower, (iii) ~~are~~ pledged to the Administrative Agent pursuant to the Pledge Agreement, and (iv) ~~are~~ related to Properties subject to Program Agreements with Persons that are not Lennar, and (y)(i) the Initial Note Purchase Agreement and (ii) any note purchase agreements (and each note document or similar term used thereunder and all promissory notes issued in connection therewith) that are (A) similar to the Initial Note Purchase Agreement, (B) entered into or made by one or more Taxable REIT Subsidiaries and exclusively payable to the Borrower, (C) pledged to the Administrative Agent pursuant to the Pledge Agreement, and (D) related to Properties subject to Program Agreements with Persons that are not Lennar. For the avoidance of doubt, any Other Intercompany Note shall be deemed to not be a Mortgage Loan Made.

“PropertyCo LLCs” means each of the direct or indirect subsidiaries of ~~Millrose Properties Holdings~~MPH Parent that is a direct or indirect Subsidiary of the Borrower. All PropertyCo LLCs as of the Closing Date are listed on Schedule 5 hereto.

“Taxable REIT Subsidiary” means (a) Millrose Properties Holdings and any  ~~other~~ “taxable REIT subsidiary,” as such term is used in the Code, that is a direct Subsidiary of either (i) the Borrower or (ii) a Subsidiary of the Borrower other than (A) a “taxable REIT subsidiary” or (B) a Subsidiary of a “taxable REIT subsidiary” (each such entity under this clause (a), a “TRS Entity”) and (b) any Subsidiary of a TRS Entity other than, in the case of this clause (b), a Subsidiary that is partially owned by either (i) the Borrower or (ii) any Subsidiary of the Borrower, in each case under this clause (b)(ii), other than (A) a TRS Entity or (B) a Subsidiary of a TRS Entity.

Section 2.
[Reserved].
Section 3.
Conditions to Effectiveness. The amendments set forth in Section 1 of this Amendment shall become effective on the date (such date, the “Amendment Effective Date”) on which the Administrative Agent shall have received this Amendment executed by the Loan Parties and the Administrative Agent.
Section 4.
Expenses; Indemnification. The Borrower confirms that Section 10.7 of the Credit Agreement applies to this Amendment and the transactions contemplated hereby for the benefit of the Administrative Agent.
Section 5.
Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Section 15.1(b) of the Credit Agreement shall apply to this Amendment.
Section 6.
Applicable Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 7.
Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 8.
Effect of Agreement. Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. As of the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument; provided, however, that nothing herein shall be interpreted to change the date of the Credit Agreement. This Amendment shall constitute a Loan Document. Additionally, the execution and delivery of this Amendment shall not constitute a novation of the Credit Agreement or any other Loan Documents as in effect prior to the Amendment Effective Date.
Section 9.
Acknowledgement and Affirmation. Each of the Borrower, SPE and MPSAB hereby (i) expressly acknowledges the terms of the Credit Agreement as amended hereby, (ii) ratifies and affirms after giving effect to this Amendment, its obligations under the Loan Documents (including the Guaranty Agreement and the Pledge Agreement (including the Pledge Supplements)) executed by the Borrower, SPE and/or MPSAB and (iii) after giving effect to this Amendment, confirms its collateral assignment and grant and hereby collaterally assigns and grants to the Administrative Agent, for the benefit of the Secured Creditors, a security interest in the Collateral (as defined in the Pledge Agreement) and the Additional Collateral (as defined in the applicable Pledge Supplement), as applicable, as such terms are amended by this Amendment and acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

MILLROSE PROPERTIES, INC.

By: /s/ Robert Nitkin
Name: Robert Nitkin
Title: Chief Operating Officer

MILLROSE PROPERTIES SPE LLC

By: Millrose Properties, Inc., its sole member

By: /s/ Robert Nitkin
Name: Robert Nitkin
Title: Chief Operating Officer

MPSAB, LLC

By: Millrose Properties SPE LLC, its sole member

By: Millrose Properties, Inc., its sole member

By: /s/ Robert Nitkin
Name: Robert Nitkin
Title: Chief Operating Officer

[Amendment No. 1 to Millrose Credit Agreement]

JPMorgan Chase bank, n.a.
as Administrative Agent

By: /s/ Nadeige Dang
Name: Nadeige Dang
Title: Executive Director

[Amendment No. 1 to Millrose Credit Agreement]